UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2025

T-MOBILE US, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-33409	20-0836269
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12920 SE 38th Street

Bellevue, Washington

(Address of principal executive offices)

98006-1350

(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TMUS	The NASDAQ Stock Market LLC
3.550% Senior Notes due 2029	TMUS29	The NASDAQ Stock Market LLC
3.700% Senior Notes due 2032	TMUS32	The NASDAQ Stock Market LLC
3.150% Senior Notes due 2032	TMUS32A	The NASDAQ Stock Market LLC
3.850% Senior Notes due 2036	TMUS36	The NASDAQ Stock Market LLC
3.500% Senior Notes due 2037	TMUS37	The NASDAQ Stock Market LLC
3.800% Senior Notes due 2045	TMUS45	The NASDAQ Stock Market LLC
6.250% Senior Notes due 2069	TMUSL	The NASDAQ Stock Market LLC
5.500% Senior Notes due March 2070	TMUSZ	The NASDAQ Stock Market LLC
5.500% Senior Notes due June 2070	TMUSI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2025, Abdurazak Mudesir was elected to the Board of Directors (the “Board”) of T-Mobile US, Inc. (the “Company”), effective immediately. Mr. Mudesir was selected as a designee of Deutsche Telekom AG (“Deutsche Telekom”) pursuant to that certain Second Amended and Restated Stockholders’ Agreement, dated June 22, 2020, by and among the Company, Deutsche Telekom and SoftBank Group Corp. Mr. Mudesir currently serves as the Chief Technology Officer of Deutsche Telekom.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

September 24, 2025	/s/ Peter Osvaldik
Peter Osvaldik Executive Vice President and Chief Financial Officer